                           OFFER TO PURCHASE FOR CASH
                 ALL OF THE OUTSTANDING SHARES OF COMMON STOCK

                                       OF

                                MULTEX.COM, INC.
                                       AT

                              $7.35 NET PER SHARE
                                       BY

                         PROTON ACQUISITION CORPORATION
                     AN INDIRECT WHOLLY OWNED SUBSIDIARY OF

                               REUTERS GROUP PLC

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON TUESDAY, MARCH 25, 2003, UNLESS THE OFFER IS EXTENDED.

                                                               February 26, 2003

To Our Clients:

     Enclosed for your consideration is an Offer to Purchase, dated February 26, 2003 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") relating to the offer by Proton Acquisition Corporation, a Delaware corporation ("Purchaser") and an indirect wholly owned subsidiary of Reuters Group PLC, a public limited company organized under the laws England and Wales ("Reuters"), to purchase all of the outstanding shares of common stock, par value $0.01 per share (the "Multex Common Stock"), of Multex.com, Inc., a Delaware corporation ("Multex") at $7.35 per share of Multex Common Stock, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase.

     WE ARE (OR OUR NOMINEE IS) THE HOLDER OF RECORD OF SHARES OF MULTEX COMMON STOCK HELD BY US FOR YOUR ACCOUNT. A TENDER OF THE SHARES OF MULTEX COMMON STOCK HELD BY US FOR YOUR ACCOUNT CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. ACCORDINGLY, WE REQUEST INSTRUCTIONS AS TO WHETHER YOU WISH TO TENDER ANY OR ALL OF THE SHARES OF MULTEX COMMON STOCK HELD BY US FOR YOUR ACCOUNT, PURSUANT TO THE TERMS AND SUBJECT TO THE CONDITIONS SET FORTH IN THE OFFER TO PURCHASE. YOU SHOULD FORWARD YOUR INSTRUCTIONS TO US PROMPTLY IN ORDER TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

     NOTE THAT WE HAVE FURNISHED THE LETTER OF TRANSMITTAL TO YOU FOR YOUR INFORMATION ONLY. YOU CANNOT USE THE LETTER OF TRANSMITTAL YOURSELF TO TENDER SHARES OF MULTEX COMMON STOCK HELD BY US FOR YOUR ACCOUNT.

     Your attention is directed to the following:

     1. The Offer price is $7.35 per share of Multex Common Stock, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions of the Offer to Purchase (the "Per Share Amount").

     2. The Offer is being made for all of the outstanding shares of Multex Common Stock.
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     3.  THE BOARD OF DIRECTORS OF MULTEX, ACTING ON THE UNANIMOUS
         RECOMMENDATION OF A SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS COMPRISED ENTIRELY OF INDEPENDENT DIRECTORS, HAS UNANIMOUSLY DETERMINED THAT THE MERGER AGREEMENT AND THE TENDER AGREEMENT (BOTH AS DEFINED IN THE INTRODUCTION TO THE OFFER TO PURCHASE) AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING, BUT NOT LIMITED TO, THE OFFER AND THE MERGER (AS DEFINED IN THE INTRODUCTION TO THE OFFER TO PURCHASE), ARE FAIR TO AND IN THE BEST INTERESTS OF MULTEX AND ITS STOCKHOLDERS, HAS UNANIMOUSLY APPROVED AND DECLARED ADVISABLE THE MERGER AGREEMENT AND THE TENDER AGREEMENT AND UNANIMOUSLY RECOMMENDS THAT MULTEX'S STOCKHOLDERS ACCEPT THE OFFER, TENDER THEIR SHARES OF MULTEX COMMON STOCK PURSUANT TO THE OFFER AND APPROVE AND ADOPT THE MERGER AGREEMENT AND THE MERGER AND THE TRANSACTIONS CONTEMPLATED THEREBY.

     4. THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON TUESDAY, MARCH 25, 2003 (THE "EXPIRATION DATE"), UNLESS THE OFFER IS EXTENDED BY PURCHASER.

     5. THE OFFER IS CONDITIONED UPON, AMONG OTHER THINGS, (I) THERE HAVING BEEN PROPERLY AND VALIDLY TENDERED PURSUANT TO THE OFFER AND NOT WITHDRAWN PRIOR TO THE EXPIRATION OF THE OFFER A NUMBER OF SHARES OF MULTEX COMMON STOCK WHICH, TOGETHER WITH THE NUMBER OF SHARES OF MULTEX COMMON STOCK OWNED BY REUTERS, PURCHASER OR ANY OF THEIR RESPECTIVE AFFILIATES, IF ANY, REPRESENTS AT LEAST A MAJORITY OF THE TOTAL ISSUED AND OUTSTANDING SHARES OF MULTEX COMMON STOCK (ASSUMING THE EXERCISE OF ALL OPTIONS, WARRANTS AND OTHER RIGHTS TO PURCHASE SHARES OF MULTEX COMMON STOCK WHICH ARE THEN OR WHICH WILL BE WITHIN SIX MONTHS THEREAFTER VESTED AND EXERCISABLE) AND (II) THE TERMINATION OR EXPIRATION OF ANY APPLICABLE WAITING PERIOD UNDER THE HART-SCOTT-RODINO ANTITRUST IMPROVEMENTS ACT OF 1976, AS AMENDED, AND THE TERMINATION, EXPIRATION OR OTHER SATISFACTION OF ANY OTHER COMPARABLE PROVISIONS UNDER ANY APPLICABLE PRE-MERGER NOTIFICATION LAWS OR REGULATIONS OF FOREIGN JURISDICTIONS. THE CONSUMMATION OF THIS OFFER IS ALSO SUBJECT TO THE OTHER CONDITIONS DESCRIBED IN "THE TENDER OFFER -- CERTAIN CONDITIONS OF THE OFFER" IN THE OFFER TO PURCHASE.

     6. Purchaser will pay any stock transfer taxes with respect to the transfer and a sale of shares of Multex Common Stock to Purchaser will be borne by Purchaser, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

     If you wish to have us tender any of or all of the shares of Multex Common Stock held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form on the detachable part hereof. If you authorize the tender of your shares of Multex Common Stock, all such shares of Multex Common Stock will be tendered unless otherwise indicated in such instruction form. An envelope in which to return your instructions to us is enclosed. PLEASE FORWARD YOUR INSTRUCTIONS TO US AS SOON AS POSSIBLE TO ALLOW US AMPLE TIME TO TENDER SHARES OF MULTEX COMMON STOCK ON YOUR BEHALF PRIOR TO THE EXPIRATION DATE.

     Payment for shares of Multex Common Stock accepted for payment pursuant to the Offer will be in all cases made only after timely receipt by American Stock Transfer & Trust Company (the "Depositary") of all of the following:

          (a) the certificates for such shares of Multex Common Stock in proper form for transfer, or a timely confirmation of the book-entry transfer of such shares of Multex Common Stock into the Depositary's account at The Depository Trust Company pursuant to the procedures set forth in "THE TENDER OFFER -- Procedure for Tendering Shares of Multex Common Stock and Warrants" in the Offer to Purchase,

          (b) a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) with any required signature guarantees (or, in the case of a book-entry transfer, an Agent's Message (as defined "THE TENDER OFFER -- Procedure for Tendering Shares of Multex Common Stock and Warrants" in the Offer to Purchase)) and

          (c) any other documents required by the Letter of Transmittal.

     Accordingly, tendering stockholders may be paid at different times depending upon when certificates for shares of Multex Common Stock or book-entry confirmations with respect to the same are actually received by the Depositary.

     UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE PER SHARE AMOUNT, REGARDLESS OF ANY EXTENSION OF THE OFFER OR ANY DELAY IN MAKING PAYMENT PURSUANT TO THE OFFER.

     The Offer is not being made to, nor will tenders be accepted from, or on behalf of, holders of shares of Multex Common Stock in any jurisdiction in which the making or acceptance of the Offer would not be in compliance with the laws of such jurisdiction. In any jurisdiction where the securities or blue sky laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed made on behalf of Purchaser by American Stock Transfer & Trust Company, the Dealer Manager for the Offer, or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

                           OFFER TO PURCHASE FOR CASH

                 ALL OF THE OUTSTANDING SHARES OF COMMON STOCK

                                       OF

                                MULTEX.COM, INC.
                                       AT

                              $7.35 NET PER SHARE
                                       BY

                         PROTON ACQUISITION CORPORATION
                     AN INDIRECT WHOLLY OWNED SUBSIDIARY OF

                               REUTERS GROUP PLC

     The undersigned acknowledge(s) receipt of your letter, the Offer to Purchase, dated February 26, 2003 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") relating to the offer by Proton Acquisition Corporation, a Delaware corporation and an indirect wholly owned subsidiary of Reuters Group PLC, a public limited company organized under the laws of England and Wales, to purchase for $7.35 net to the seller in cash, without interest thereon, all of the outstanding shares of common stock, par value $0.01 per share (the "Multex Common Stock"), of Multex.com, Inc., a Delaware corporation.

     This will instruct you to tender the number of shares of Multex Common Stock indicated below (or, if no number is indicated below, all shares of Multex Common Stock) held by you for the account of the undersigned, on the terms and subject to the conditions set forth in the Offer.

Number of shares of
Multex Common
Stock to Be Tendered:* --------------------------------------------

Account Number: ------------------------------------------------------

Dated:
------------------------------, 2003

                                   SIGN HERE

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                                  SIGNATURE(S)

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                                 PRINT NAME(S)

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                                  ADDRESS(ES)

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                         AREA CODE AND TELEPHONE NUMBER

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                  TAX IDENTIFICATION OR SOCIAL SECURITY NUMBER

* Unless otherwise indicated, it will be assumed that all shares of Multex Common Stock held by us for your account are to be tendered.